Exhibit 21

                      Subsidiaries of Guilford Mills, Inc.
                      ------------------------------------



                                                STATE OR OTHER
                                                JURISDICTION OF
                                                INCORPORATION
                                                     OR                 %
NAME OF COMPANY                                 ORGANIZATION        OWNERSHIP
---------------                                 ---------------     ---------

GFD Services, Inc.                               Delaware              100%
GFD Fabrics, Inc. (1)                            North Carolina        100%
Advisory Research Services, Inc.                 North Carolina        100%
Twin Rivers Textile Printing & Finishing (2)     North Carolina        100%
                                                 (general partnership)
Guilford Mills (Michigan), Inc.                  Michigan              100%
Guilford Airmont, Inc.                           North Carolina        100%
GMI Computer Sales, Inc.                         North Carolina        100%
Guilford International, Inc.                     United States Virgin  100%
                                                 Islands
Hofmann Laces, Ltd.                              New York              100%
Raschel Fashion Interknitting, Ltd.              New York              100%
Curtains and Fabrics, Inc.                       New York              100%
Mexican Industries of North Carolina, Inc.       North Carolina        100%
Gold Mills, Inc.                                 Delaware              100%
Gold Mills Farms, Inc. (3)                       New York              100%
Guilford Mills Limited                           United Kingdom        100%
Guilford Mills Europe Limited (4)                United Kingdom        100%
Guilford Europe Limited (5)                      United Kingdom        100%
Rouquinet Deroy Limited (6)                      United Kingdom        100%
Guilford Deutschland GmbH (7)                    Germany               100%
Guilford Europe Pension Trustees Limited (8)     United Kingdom        100%
Guilford Wovens Limited (7)                      United Kingdom        100%
Guilford Automocion Iberica S.L. (7)             Spain                 100%
Guilford Mills Texteis Iberica Limitada (9)      Portugal              100%
Guilford Mills Automotive (Portugal)
   Limited (10)                                  United Kingdom        100%
Guilford Mills Automotive (Czech Republic)
   Limited (10)                                  United Kingdom        100%
Guilford Mills do Brasil Ltda. (11)              Brazil                100%
Industrias Globales de Mexico, S.A.
  de C.V. (12)                                   Mexico                100%
Industrias Mexicanas de Morelos, S.A.
  de C.V (13)                                    Mexico                100%
Grupo Ambar, S.A. de C.V.                        Mexico                 95%
American Textil, S.A. de C.V. (14)               Mexico                100%
Servicios Corporativos Ambar, S.A.
  de C.V. (15)                                   Mexico                100%
Guilford de Tamaulipas, S.A. de C.V. (16)        Mexico                100%
Guilford de Altamira, S.A. de C.V. (16)          Mexico                100%
Nustart, S.A. de C.V. (17)                       Mexico                100%

---------------------

(1)      This company is a wholly owned subsidiary of GFD Services, Inc.
(2) Each of Guilford Mills, Inc. and Advisory Research Services, Inc. holds a 50% partnership interest in this general partnership.
(3)      Owned by Gold Mills, Inc.
(4)      Owned by Guilford Mills Limited.
(5) 2,000,000 shares owned by Guilford Mills Europe Limited and 1 share owned by Guilford Mills, Inc.
(6) 1,999,999 shares owned by Guilford Mills Europe Limited and 1 share owned by Guilford Europe Limited.
(7)      Owned by Guilford Europe Limited.
(8) 1 share owned by Guilford Europe Limited and 1 share owned by Guilford Mills Europe Limited.
(9) 2% of the capital stock of this company is owned by Guilford Mills Europe Limited and 98% of the capital stock is owned by Guilford Mills Automotive (Portugal) Limited.
(10)     Owned by Guilford Mills Europe Limited.
(11) 990 shares owned by Guilford Mills, Inc. and 10 shares owned by Guilford Airmont, Inc.
(12) 49,999 shares owned by Guilford Mills, Inc. and 1 share owned by Grupo Ambar, S.A. de C.V. ("Grupo Ambar").
(13) 49,500 shares owned by Guilford Mills, Inc. and 500 shares owned by Mexican Industries of North Carolina, Inc.
(14) 10,457,517 shares owned by Grupo Ambar and 1 share owned by Servicios Corporativos Ambar, S.A. de C.V.
(15) 321,751 shares owned by Grupo Ambar and 1 share owned by American Textil, S.A. de C.V.
(16) 49,999 shares owned by Guilford Mills, Inc. and 1 share owned by Guilford Airmont, Inc.
(17) 28,360 shares owned by Guilford Mills, Inc. and 200 shares owned by Guilford Airmont, Inc.